Exhibit 99.2

Investor Contact: Brandon Elliott (724) 485-4526

CONSOL Energy Redeems 7.875% Notes Due 2012

PITTSBURGH (March 11, 2011) - CONSOL Energy Inc. (NYSE:CNX) today announced that it will redeem all of its outstanding 7.875% Notes due March 1, 2012 (the “Notes”) in accordance with the terms of the indenture governing the Notes. The redemption will be effective April 11, 2011 (“Redemption Date”). The redemption price as provided in the Notes will equal the greater of (i) 100% of the principal amount to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the Redemption Date on a semiannual basis at the treasury rate plus 45 basis points, as determined by the reference treasury dealers on the third business day prior to the Redemption Date, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.

The net proceeds from the recent notes offering of $250 million of 6.375% senior notes due 2021 will be the principal source of funding for the redemption.

“It’s noteworthy that CONSOL was able to refinance this debt at our lowest historic interest rate,” said William J. Lyons, chief financial officer. “This is an affirmation by the financial community of the company’s financial strength; it reflects their belief in our strategic direction and operational plan.”

About CONSOL Energy

CONSOL Energy Inc., the leading diversified fuel producer in the Eastern United States, is a member of the Standard & Poor’s 500 Equity Index and the Fortune 500. It has 11 bituminous coal mining complexes in five states and reports proven and probable coal reserves of 4.4 billion tons. It is also the leading Appalachian gas producer, with proved reserves of over 3.7 trillion cubic feet. Additional information about CONSOL Energy can be found at its Web site: www.consolenergy.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Various statements in this release, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934). These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: our business strategy; our financial position; our cash flow and liquidity; declines in the prices we receive for our gas affecting our operating results and cash flow; uncertainties in estimating our gas reserves; replacing our gas reserves; uncertainties in exploring for and producing gas; our inability to obtain additional financing necessary in order to fund our operations, capital expenditures and to meet our other obligations; disruptions, capacity constraints in or other limitations on the pipeline systems which deliver our gas; competition in the gas industry; the availability of personnel and equipment; increased costs; the effects of government regulation and permitting and other legal requirements; legal uncertainties regarding the ownership of the coalbed methane estate; costs associated with perfecting title for gas rights in some of our properties; our need to use unproven technologies to extract coalbed methane in some properties; our relationships and arrangements with CONSOL Energy; and other factors discussed under “Risk Factors” in the 10-K for the year ended December 31, 2010. We are including this cautionary statement in this release to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf, of us.